UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

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Knight-Swift Transportation Holdings Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 West Wahalla Lane
Phoenix, Arizona 85027
(Address of principal executive offices and zip code)
(602) 269-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	KNX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 31, 2025 ("Closing Date"), Swift Receivables Company II, LLC ("SRCII"), a wholly-owned subsidiary of Knight-Swift Transportation Holdings Inc. (the "Company"), entered into the Receivables Purchase Agreement (the "2025 RPA"). The 2025 RPA replaced the Restated Receivables Purchase Agreement, dated June 14, 2013, and last amended by the Eighth Amendment on October 1, 2025 (the "A&R RPA"). Replacing the A&R RPA, which was treated as a financing secured by receivables, with the 2025 RPA, which is treated as a sale of receivables, is expected to reduce expenses of the Company.
The parties to the 2025 RPA are SRCII as the seller, Swift Transportation Services, LLC as the servicer, the various purchasers, the various purchaser agents, and PNC Bank, National Association as administrator. Under a separate agreement between the Company’s receivable originator subsidiaries and SRCII, the Company's receivable originator subsidiaries sell without recourse, all of their rights, title, and interest in receivables to SRCII on a revolving basis. In turn, SRCII sells its rights, title and interest in selected eligible receivables to the various purchasers for cash consideration under the 2025 RPA.
The 2025 RPA includes a $575.0 million facility limit for eligible receivables and is subject to fees customary for facilities of this type, as well as various affirmative and negative covenants, representations and warranties, and default and termination provisions customary for facilities of this type. Collections on the underlying receivables by the Company are held for the benefit of SRCII and the various purchasers and are unavailable to satisfy claims of the Company and its subsidiaries.
The foregoing description of the 2025 RPA does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 RPA, which will be filed with the Company's Form 10-K for the year ended December 31, 2025.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
Concurrently with entering into the 2025 RPA on the Closing Date, the Company used the proceeds from the 2025 RPA to pay off the remaining outstanding borrowings, including accrued interest and fees, and terminated the A&R RPA.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS
Appointment of Soumit Roy as General Counsel and Corporate Secretary
Pursuant to the previously disclosed retirement of Mr. Todd Carlson, Knight-Swift Transportation Holdings Inc., on December 31, 2025, appointed Mr. Soumit Roy as General Counsel and Corporate Secretary. Mr. Roy’s position is as an executive vice president reporting to CEO Adam Miller.
The information in Items 1.01 and 2.03 of this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by the forward-looking statements. Please refer to the paragraphs at the end of the attached press release and at the beginning of the attached earnings presentation, as well as various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date:	January 2, 2026	/s/ Andrew Hess
Andrew Hess
Chief Financial Officer